NEWS RELEASE for June 21, 2005 at 7:35 AM EDT

Contact: Michael Mason (investors) Allen & Caron Inc 212 691 8087 michaelm@allencaron.com	Alys Daly Ener1, Inc. 954 556 4020 adaly@ener1.com

ENER1 NAMES NEW CHIEF FINANCIAL OFFICER

Financial Veteran Joins Energy Technology Company

FORT LAUDERDALE, FL (June 21, 2005) .... Ener1, Inc. (OTC Bulletin Board: ENEI — www.ener1.com) has named A. Ernest Toth, Jr., 46, as its Chief Financial Officer. Mr. Toth has over 25 years of diversified financial and accounting experience, most recently as Vice President and Chief Financial Officer for Pharmaceutical Formulations, Inc., a publicly traded manufacturer of over-the-counter pharmaceuticals. Mr. Toth will be responsible for the management of all finance and accounting matters for Ener1, including SEC reporting.

        Mr. Toth will report to Kevin Fitzgerald, Ener1‘s Chief Executive Officer, who remarked, “We are happy to have someone with Ernie’s background and skills on our team. His experience in both senior management and operational roles will be invaluable to us going forward. Ernie’s work has also involved him heavily in investor relations and capital raising for growing technology companies, and we expect that he will add value in these areas as well.”

        Mr. Toth commented, “I am very excited to be associated with Ener1. I look forward to being part of the team that grows the Company to the next level as it begins to commercialize its patented energy technologies into profitable products.”

        Prior to his tenure at Pharmaceutical Formulations, Mr. Toth was Vice President and Chief Financial Officer for World Power Technologies, a leading provider of power-monitoring and data-acquisition instruments. Previously, he spent 15 years with MacAndrews & Forbes Holdings Inc., Ronald Perelman’s holding company with interests that included Revlon, Marvel Entertainment, The Coleman Company, Sunbeam, Technicolor, Panavision, New World Entertainment and other companies.

        Mr. Toth has a Bachelor’s degree in Accounting from Shippensburg University of Pennsylvania and an MBA in Corporate Finance from Pace University, New York. He is a Certified Public Accountant.

About Ener1, Inc.
        Ener1, Inc. (OTC Bulletin Board: ENEI) develops and markets new technologies and

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ENER1 NAMES NEW CHIEF FINANCIAL OFFICER

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products for clean, efficient energy sources. Ener1 markets lithium batteries and battery packs through EnerDel, its majority-owned venture with Delphi Corp. Ener1 also develops and markets nanotechnology-based materials through its NanoEner, Inc. subsidiary and fuel cell components and testing services through its EnerFuel, Inc. subsidiary. Ener1‘s products have applications for markets that include power tools and industrial equipment, medical devices, hybrid vehicle propulsion and military communications. For more information on Ener1‘s products, please visit its Web site at http://www.ener1.com or call (954) 556-4020.

Safe Harbor Statement
        This release contains forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995 conveying management’s expectations as to the future based on plans, estimates and projections at the time the statements are made. The forward-looking statements contained in this press release involve risks and uncertainties, including, but not necessarily limited to, the ability of Ener1 to successfully develop and market proposed lithium battery, fuel cell and nanotechnology-based products and services, the degree of competition in the markets for lithium battery, fuel cell and nanotechnology-based products and services, Ener1‘s history of operating losses, the lack of operating history for the development stage Ener1 businesses, the need for additional capital, the dependency upon key personnel and other risks detailed in Ener1‘s annual report on Form 10-KSB for the year ended December 31, 2004, as well as in its other filings from time to time with the Securities and Exchange Commission. These risks and uncertainties could cause actual results or performance to differ materially from any future results or performance expressed or implied in the forward-looking statements included in this release. Ener1 undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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